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EXHIBIT 10.40

SIXTH AMENDMENT AND CONSENT TO CREDIT AGREEMENT

    SIXTH AMENDMENT AND CONSENT TO CREDIT AGREEMENT (this "Amendment"), dated as of April 25, 2001, among SPECIAL DEVICES, INCORPORATED, a corporation organized under the laws of the State of Delaware (the "Borrower"), the lenders party to the Credit Agreement referred to below (collectively, the "Banks") and BANKERS TRUST COMPANY, as Administrative Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

W I T N E S S E T H:

    WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to a Credit Agreement, dated as of December 15, 1998 (as in effect on the date hereof, the "Credit Agreement");

    WHEREAS, the Borrower has determined that it is in its best interests (i) to sell all or substantially all of its assets that are used in the design, manufacture and sale of precision-engineered pyrotechnic components and subsystems for use in aerospace applications (the "Aerospace Sale") and (ii) to enter into the Mesa Sale-Leaseback Transaction and the Moorpark Sale-Leaseback Transaction simultaneously (collectively, the "Sale-Leaseback Transaction");

    WHEREAS, to effectuate the Aerospace Sale, the Borrower, PS/EMC West, LLC (the "Buyer") and Pacific Scientific Corporation (the "Parent") have heretofore entered into an Asset Purchase Agreement, dated as of March 27, 2001 (the "Aerospace Purchase Agreement");

    WHEREAS, the Borrower has requested that the Banks (i) consent to the Aerospace Sale and (ii) modify the terms of the Sale-Leaseback Transaction from that which exists in the Credit Agreement prior to giving effect to this Amendment, both as provided herein;

    WHEREAS, the Borrower also has requested certain other amendments to the Credit Agreement as provided herein; and

    WHEREAS, subject to the terms and conditions of this Amendment, the Banks hereby agree to grant the consents, modifications and amendments under the Credit Agreement as herein provided;

    NOW, THEREFORE, it is agreed:

I.  Consents under Credit Agreement.

    1.  Notwithstanding anything to the contrary contained in Section 3.03(d) or 9.02 of the Credit Agreement, the Banks hereby consent to the Aerospace Sale pursuant to the Aerospace Purchase Agreement, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) such sale is in an arm's-length transaction and the Borrower receives at least fair market value (as determined in good faith by the Borrower), (iii) the total consideration received therefrom by the Borrower is 100% cash and is paid at the time of the closing of such sale (except for the portion of such consideration which represents any post-closing working capital purchase price adjustment), (iv) such consideration shall be at least $45,000,000 (subject to a pre-closing and a post-closing working capital purchase price adjustment as provided in the Aerospace Purchase Agreement) (the "Gross Sale Proceeds") and the Net Sale Proceeds therefrom shall be at least $29,100,000, (v) 100% of the Net Sale Proceeds therefrom are applied upon receipt thereof soley as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i) of the Credit Agreement (for avoidance of doubt, it is acknowledged and agreed that no portion of such Net Sale Proceeds shall be permitted to be reinvested pursuant to Section 4.02(d) of the Credit Agreement), (vi) to the extent that the Net Sale Proceeds from the Aerospace Sale are not sufficient to repay all outstanding Term Loans in full at the time of the closing of the Aerospace Sale, the Borrower shall use a portion of the Gross Sale Proceeds not constituting Net Sale Proceeds upon the receipt thereof to repay in full all remaining outstanding Term Loans at the time of the closing of the Aerospace Sale, and (vii) an amount (the "Revolver Blocked Amount") equal to $9,000,000 of non-Net Sale Proceeds from the Aerospace Sale is applied upon receipt thereof to repay outstanding Revolving Loans (with no corresponding reduction to the Total Revolving Loan Commitment as a result of such repayment pursuant to this clause (vii)). To the extent Collateral is sold in compliance with the preceding provisions of this Section 1, such Collateral shall be sold free and clear of the Liens created by the respective Security Documents and the Banks hereby authorize the Administrative Agent and the Collateral Agent to take any actions deemed appropriate in order to effect such releases.

    2.  Notwithstanding anything to the contrary contained in Sections 9.02(xviii) and (xix) of the Credit Agreement, the Banks hereby consent to the Sale-Leaseback Transaction, so long as (i) such transaction occurs after the consummation of the Aerospace Sale, (ii) no Default or Event of Default then exists or would result therefrom, (iii) such transaction is in an arm's-length transaction and the Borrower receives at least fair market value (as determined in good faith by the Borrower), (iv) the Mesa Sale-Leaseback Transaction and the Moorpark Sale-Leaseback Transaction occur simultaneously with each other as part of one transaction, (v) the total consideration received therefrom by the Borrower is 100% cash (except for a seller note in an aggregate principal amount not to exceed $4,550,000) and is paid (or delivered) at the time of the closing of such transaction and such note shall be pledged and delivered to the Collateral Agent pursuant to the Pledge Agreement, (vi) such consideration shall be at least $36,000,000 (the "Gross Sale-Leaseback Proceeds") and the Net Sale Proceeds therefrom shall be at least $29,000,000 in cash, (vii) 100% of the Net Sale Proceeds therefrom are applied upon receipt thereof as a mandatory reduction to the Total Revolving Loan Commitment pursuant to Section 3.03(d) of the Credit Agreement (with a corresponding mandatory repayment of outstanding Revolving Loans pursuant to Section 4.02(a) of the Credit Agreement) (for avoidance of doubt, it is acknowledged and agreed that no portion of such Net Sale Proceeds shall be permitted to be reinvested pursuant to Section 4.02(d) of the Credit Agreement), provided that, notwithstanding the foregoing, the Total Revolving Loan Commitment shall not be reduced to below $8,500,000 as a result of the application of the Net Sale Proceeds from the Sale-Leaseback Transaction. To the extent Collateral is sold in compliance with the preceding provisions of this Section 2, such Collateral shall be sold free and clear of the Liens created by the respective Security Documents and the Banks hereby authorize the Administrative Agent and the Collateral Agent to take any actions deemed appropriate in order to effect such releases.

    3.  Prior to giving effect to this Amendment, the Borrower and the Banks acknowledge that the Total Revolving Loan Commitment is $25,000,000, although no more than $22,500,000 of the Total Revolving Loan Commitment may be utilized by the Borrower as per the Fifth Amendment and Consent, dated as of January 12, 2001, to the Credit Agreement. At the time of the consummation of the Aerospace Sale, the Banks agree that the Borrower shall have full access to the Total Revolving Loan Commitment then in effect subject to the terms and conditions of the Credit Agreement and this Amendment (it being understood that, for the avoidance of doubt, the Total Revolving Loan Commitment shall still be reduced as, and to the extent, provided in Section 2 of this Part I and as provided in the Credit Agreement and utilization thereof shall still be limited as provided in Section 4 of Part I of this Amendment).

    4.  In order to induce the Banks to grant the consents set forth in preceding Sections 1, 2 and 3 of this Part I, the following restrictions shall apply:

       (i) During the period commencing upon the Sixth Amendment Effective Date (as defined below) and continuing until the earlier of (x) such time as when the Borrower shall have paid its estimated tax payments with respect to both its federal and state income tax obligations resulting from the Aerospace Sale (which date shall not be earlier than October 15, 2001) and (y) the consummation of the Sale-Lease Back Transaction and the application of the Net Sale Proceeds therefrom as required by Section 2 of this Part I, the Borrower shall at all times ensure that the Total Unutilized Revolving Loan Commitment is at least equal to the Revolver Blocked Amount

  (although the Revolver Blocked Amount may be utilized to incur Revolving Loans in accordance with the terms of the Credit Agreement to pay the foregoing estimated tax payments on or after October 15, 2001). Without limiting the provisions of Section 4.02(a) of the Credit Agreement, on any day during the period set forth above in this Section 4 that the Total Unutilized Revolving Loan Commitment is less than the Revolver Blocked Amount, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full (or if no Swingline Loans are outstanding), Revolving Loans in an amount equal to such deficiency; and

      (ii) In the event that the Sale-Leaseback Transaction occurs prior to October 15, 2001, the Borrower shall, at the time of the consummation of the Sale-Leaseback Transaction and in addition to the other requirements of this Amendment, deposit with the Administrative Agent cash in an aggregate amount equal to the Revolver Blocked Amount to be held as security for the remaining Obligations in a cash collateral account to be established by the Administrative Agent (although (x) from and after October 15, 2001 such cash may be released to the Borrower to pay its estimated tax payments in respect of the Aerospace Sale to the extent that such cash has not theretofore been applied against the Obligations in accordance with the cash collateral arrangements agreed to by the Administrative Agent and the Borrower (which cash collateral arrangements shall only permit the Banks to apply such cash against the Obligations from and after the occurrence of an Event of Default under Section 10.01 or 10.05 of the Credit Agreement) and (y) after the Borrower has made such estimated tax payments as provided above, any portion of such cash remaining on deposit with the Administrative Agent shall be released to the Borrower so long as no Default or Event of Default then exists).

    5.  Notwithstanding anything to the contrary contained in the Credit Agreement or in the Capital Call Agreement, from and after the consummation of the Aerospace Sale and the application of the proceeds therefrom as provided in Section 1 of this Part I, the Capital Call Agreement shall be terminated and shall be of no further force or effect.

II.  Amendments to Credit Agreement.

    1.  Section 9.02(xxi) of the Credit Agreement is hereby amended by deleting the number "30" appearing in the first sentence of said Section 9.02(xxi) and inserting the number "33" in lieu thereof.

    2.  Section 9.08 of the Credit Agreement is hereby deleted in its entirety and the following new Section 9.08 is inserted in lieu thereof:

      "9.08 Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period to be less than 1.00:1.00."

    3.  Section 9.09 of the Credit Agreement is hereby deleted in its entirety and the following new Section 9.09 is inserted in lieu thereof:

      "9.09 Maximum Leverage Ratio. (A) From and after the last day of the Borrower's fiscal quarter ending closest to April 30, 2001 through but not including the date of the consummation of the Sale-Leaseback Transaction, the Borrower will not permit the Leverage Ratio at any time to be greater than 9.00:1.00.

      (B) From and after the consummation of the Sale-Lease Back Transaction, the Borrower will not permit the Leverage Ratio at any time to be greater than 8.25:1.00."

    4.  Section 9.10 of the Credit Agreement is hereby deleted in its entirety and the following new Section 9.10 is inserted in lieu thereof:

      "9.10 Minimum Consolidated EBITDA. (A) From and after the last day of the Borrower's fiscal quarter ending closest to April 30, 2001 through but not including the date of the consummation of the Sale-Leaseback Transaction, the Borrower will not permit Consolidated EBITDA for any Test Period ending during such period to be less than $13,500,000.

      (B) From and after the consummation of the Sale-Leaseback Transaction, the Borrower will not permit Consolidated EBITDA for any Test Period ending from and after such time to be less than $12,000,000."

      5.  The definition of "Consolidated EBITDA" appearing in Section 11.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (x)(iii) thereof and inserting a comma in lieu thereof and (ii) inserting the following text immediately after the words "Consolidated EBIT for such period" appearing in clause (x)(iv) thereof:

"and (v) up to $1,000,000 in the aggregate of payments, fines, penalties and legal and other expenses relating to the settlement of administrative, civil and criminal proceedings arising out of the accidental initiation incident that occurred on April 24, 2000 at the Borrower's former facility located in Hollister, California to the extent that such charges were deducted in arriving at Consolidated EBIT for such period".

    6.  The definition of "Revolving Loan Maturity Date" appearing in Section 11.01 of the Credit Agreement is hereby amended by deleting the date "December 15, 2003" appearing therein and inserting the date "April 30, 2002" in lieu thereof.

    7.  Section 11.01 of the Credit Agreement is hereby further amended by inserting in the appropriate alphabetical order the following new definitions:

      "Aerospace Sale" shall have the meaning provided for in the recitals to the Sixth Amendment and Consent, dated as of April 25, 2001, to this Agreement.

      "Sale-Leaseback Transaction" shall have the meaning provided for in the recitals to the Sixth Amendment and Consent, dated as of April 25, 2001, to this Agreement.

    8.  Section 13.07(a) of the Credit Agreement is hereby deleted in its entirety and the following new Section 13.07(a) is inserted in lieu thereof:

      "13.07 Calculations; Computations; Accounting Terms. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, (w) all computations and all definitions used in determining compliance with Sections 9.07 through 9.10, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower referred to in Section 7.05(a), (x) all computations and all definitions used in determining compliance with Sections 9.08 through 9.10, inclusive, shall be determined as if the Scot Sale (and the application of the proceeds therefrom) had occurred on the first day of the Borrower's fiscal quarter that began closest to November 1, 1999, (y) all computations and all definitions used in determining compliance with Sections 9.08 through 9.10, inclusive, shall be determined as if the Aerospace Sale (and the application of the proceeds therefrom) had occurred on the first day of the Borrower's fiscal quarter that began closest to February 1, 2000, and (z) from and after the consummation of the Sale-Leaseback Transaction, all computations and all definitions used in determining compliance with Sections 9.08 through 9.10, inclusive, shall be determined as if the Sale-Leaseback Transaction (and the application of the proceeds therefrom) had occurred on the first day of the Borrower's fiscal quarter that began closest to February 1, 2001."

IV.  Miscellaneous.

    1.  In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that (i) all representations, warranties and agreements contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the Sixth Amendment Effective Date (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (ii) there exists no Default or Event of Default on the Sixth Amendment Effective Date, in each case both before and after giving effect to this Amendment.

    2.  This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

    3.  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

    4.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

    5.  This Amendment shall become effective on the date (the "Sixth Amendment Effective Date") when (i) each Credit Party and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including, without limitation, by way of facsimile transmission) the same to the Administrative Agent at the Notice Office and (ii) the Aerospace Sale shall have been consummated on the terms and conditions set forth herein. This Amendment and the agreements contained herein shall be binding on the successors and assigns of the parties hereto.

    6.  From and after the Sixth Amendment Effective Date, all references in the Credit Agreement and in the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

* * *

    IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

SPECIAL DEVICES, INCORPORATED
By:	/s/ DONALD C. CAMPION Name: Donald C. Campion Title: E.V.P. & Chief Financial Officer
BANKERS TRUST COMPANY, Individually and as Administrative Agent
By:	/s/ MARGUERITE SUTTON Name: Marguerite Sutton Title: Vice President
BANKBOSTON, N.A.
By:	Name: Title:
THE BANK OF NOVA SCOTIA
By:	/s/ JOHN QUICK Name: John Quick Title: Managing Director
CITY NATIONAL BANK
By:	Name: Title:
FIRST UNION NATIONAL BANK
By:	/s/ ALLAN SIEGEL Name: Allan Siegel Title: Managing Director

GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ JAMES M. KOPACK Name: James M. Kopack Title: Senior Risk Manager
MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
By:	Name: Title:
NATIONAL CITY BANK
By:	/s/ MARK J. RINGEL Name: Mark J. Ringel Title: Vice President
PARIBAS
By:	/s/ EDWARD T. IRWIN Name: Edward T. Irwin Title: Managing Director
By:	/s/ RO TOYOSHIMA Name: Ro Toyoshima Title: Vice President
KZH STERLING LLC
By:	Name: Title:
UNION BANK OF CALIFORNIA, N.A.
By:	/s/ RICHARD DEGREY Name: Richard DeGrey Title: Vice President

ARK CLO 2000-1, LIMITED
By:	Name: Patriarch Partners, LLC, its Collateral Manager
By:	/s/ LYNN TILTON Name: Lynn Tilton Title: Authorized Signatory

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  EXHIBIT 10.40
SIXTH AMENDMENT AND CONSENT TO CREDIT AGREEMENT